UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California,  94085
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 25, 2010, the Compensation Committee of Trimble Navigation Limited (“Trimble” or the “Company”) met to review and discuss the compensation policies and programs of the Company including those related to the executive officers and recommended the following changes,  which the Board of Directors (“Board”) subsequently approved on October 26, 2010.

Compensation of the Chief Executive Officer

The Board increased the base salary of Mr. Berglund from $618,000 to $648,900, an increase of 5%. Mr. Berglund’s base salary increase will be effective October 11, 2010.

The Board also granted 200,000 stock options and 3,500 restricted stock units under the Company’s Amended and Restated 2002 Stock Plan (“2002 Stock Plan”) to Mr. Berglund. The stock options were granted with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The stock option grants will vest 40% after two years, and then ratably each month thereafter until such options are fully vested after five years. The restricted stock unit awards will vest after three years, subject to Mr. Berglund’s continued employment with the Company. Upon vesting, the restricted stock units may be settled by issuing an equal number of shares, or by a cash payment equal to the fair market value of the shares on the vesting date, or a combination of shares and cash, at the discretion of the Company.

Compensation of Certain Named Executive Officers Other than the Chief Executive Officer

The Board also approved base salary increases for certain named executive officers of the Company other than the Chief Executive Officer. The base salary increases will be effective October 11, 2010.

The following is a summary of the compensation increases for certain named executive officers of the Company who had been reported in the 2010 proxy statement and who are expected to be named executive officers in the 2011 proxy statement:

Name/Position	Previous Base Salary	% Increase	New Base Salary
Rajat Bahri Chief Financial Officer	$297,440	5%	$312,312
Bryn Fosburgh Vice President	$256,529	5%	$269,355
Mark Harrington Vice President	$297,440	5%	$312,312

The Board also granted 40,000 stock options and 4,000 restricted stock units under the 2002 Stock Plan to each of the above named executive officers. The stock options were granted with an exercise price equal to the closing price of the Company’s Common Stock on the date of grant. The stock option grants will vest 40% after two years, and then ratably each month thereafter until such options are fully vested after five years. The restricted stock unit awards will vest after three years, subject to each named executive officers’ continued employment with the Company. Upon vesting, the restricted stock units may be settled by issuing an equal number of shares, or by a cash payment equal to the fair market value of the shares on the vesting date, or a combination of shares and cash, at the discretion of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: October 26, 2010	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President General Counsel